Exhibit 10.13

INTELLECTUAL PROPERTY AGREEMENT

between

BABCOCK & WILCOX POWER GENERATION GROUP, INC.

and

BWXT FOREIGN HOLDINGS, LLC

dated as of

June 26, 2015

i

SCHEDULES
Schedule 1.1(e)	SpinCo Core Field; RemainCo Core Field
Schedule 1.1(i)	Specific RemainCo Field; Specific SpinCo Field
Schedule 2.1(b)	Transferred PGG Intellectual Property
Schedule 5.2(a)(i)	PGG General Patents
Schedule 5.2(a)(ii)	BWXT General Patents
Schedule 5.2(b)(i)	PGG Specific Patents
Schedule 5.3	PGG Licensed Copyrights
Schedule 5.4(b)	PGG Licensed Software
Schedule 5.4(d)	PGG Special Licensed Software
Schedule 5.5(c)	Special PGG Know-How

EXHIBITS
Exhibit A	Intellectual Property Assignment Agreements

ii

INTELLECTUAL PROPERTY AGREEMENT

This INTELLECTUAL PROPERTY AGREEMENT (this “Agreement”) is entered into as of June 26, 2015 at 6:50 pm Eastern Time (the “Effective Date”), between Babcock & Wilcox Power Generation Group, Inc., a Delaware corporation, (“PGG”) and BWXT Foreign Holdings, LLC, a Delaware limited liability company (“BWXT”). BWXT and PGG are sometimes referred to herein individually as a “Party,” and collectively as the “Parties.” Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in Article I hereof.

RECITALS

WHEREAS, Babcock & Wilcox Enterprises, Inc., a Delaware corporation (“SpinCo”) is a wholly owned Subsidiary of The Babcock & Wilcox Company (“RemainCo”) and the Board of Directors of RemainCo has determined that it would be appropriate and in the best interests of RemainCo and its stockholders for RemainCo to separate the SpinCo Business from the RemainCo Business;

WHEREAS, in order to effectuate the foregoing, RemainCo and SpinCo have entered into a Master Separation Agreement, dated as of June 8, 2015 (the “Master Separation Agreement”), which provides, among other things, upon the terms and subject to the conditions thereof, for the separation of the respective businesses of SpinCo and RemainCo and the Distribution, and the execution and delivery of certain other agreements, including this Agreement, in order to facilitate and provide for the foregoing;

WHEREAS, it is the intent of the Parties, in order to facilitate the foregoing separation, in anticipation of the Distribution and in accordance with the Master Separation Agreement, that BWXT convey to PGG certain Intellectual Property rights and licenses subject to the terms and conditions set forth in this Agreement; and

WHEREAS, it is the intent of the Parties, in order to facilitate the foregoing separation, in anticipation of the Distribution and in accordance with the Master Separation Agreement, that PGG convey to BWXT certain Intellectual Property rights and licenses subject to the terms and conditions set forth in this Agreement; and

NOW, THEREFORE, in consideration of the foregoing and the covenants and agreements set forth below and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the Parties hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Definitions. Except for the terms defined below, the capitalized terms used in this Agreement shall have the meanings ascribed to them in Section 1.1 of the Master Separation Agreement:

“BWXT” has the meaning set forth in the recitals.

“BWXT General Patents” has the meaning set forth in Section 5.2(a)(ii).

“BWXT Know-How” means all Know-How owned by BWXT as of the Effective Date.

“Confidential Information” has the meaning set forth in Section 9.2.

“Enabling Technology Know-How” means the PGG Know-How related to:

i.	thermodynamics (as related to steam/water, liquid metals, and liquid sodium);

ii.	fluid dynamics (as related to steam/water, liquid metals, and liquid sodium);

iii.	heat transfer from/to each pairing of: gas, metal, subcooled water, boiling water, superheated steam (for subcritical applications), metal working fluids (liquid metal and liquid sodium), excluding fired furnace and gasifier furnace heat transfer (including combusted gas radiation, and wall effects from various fuels);

iv.	single phase flow and two-phase flow and circulation of steam/water (e.g.: water hammer, natural and forced, local and system dynamics/instabilities), transient two-phase, steam/water separation, cyclonic separation, critical velocity separation, departure from nucleate boiling, saturated water head, sub-cooled boiling, for smooth and non-smooth inside surface tube technology;

v.	feedwater and condensate chemistry, feedwater purity requirements, influence and control of pH, dissolved oxygen, and impurities, and feedwater treatments for all volatile-reducing;

vi.	steam chemistry, including impurity volatility in steam, impurity solubility in steam and steam purity calculations;

vii.	deposit chemistry, including deposit process and morphology;

viii.	chemical cleaning compositions and procedures;

ix.	All design, fabrication and materials knowledge in the following areas for operation up to 900F for:

a.	materials properties (e.g.: tensile, hardness, toughness, formability, microstructure, operational conditions, stress at design temperature), metal applications, tubular and wrought product forms and castings (e.g.: steels, carbon, ferritic, martensitic, austenitic stainless, nickel alloys);

b.	weld processes, including narrow groove Gas Tungsten Arc Welding of nickel-based alloys, and tube expansion and repair techniques (e.g. hydraulic, kinetic, roll / induction heating);

c.	non-destructive examinations, including strain, residual stress measurement and distortion during fabrication processes (e.g. welding); quality/code requirements, including Weld Process Qualification Records and Weld Procedure Specifications);

d.	steam and water corrosion for metal materials (e.g.: carbon and low alloy steels, stainless, and nickel-based alloys), including flow accelerated corrosion, stress corrosion cracking, pitting, intergranular attack, effect of temperature, pH, dissolved oxygen, and/or feedwater treatment and under-deposit corrosion – hydrogen damage; and

e.	structural analysis and design, including fracture mechanics, structural support, fatigue analysis, creep rupture; and

x.	control rod drive mechanism technology including but not limited to: roller nut, magnetic jack, rack and pinion drive mechanisms, mechanical and electromechanical design, material properties, corrosion, wear characteristics, fabrication, assembly, welding, testing, inspection, instrumentation, latching and power control, operating history and maintenance;

provided, however, that Enabling Technology Know-How expressly excludes Special PGG Know-How and nothing in the foregoing shall be interpreted to encompass Special PGG Know-How.

“Intellectual Property” means the rights associated with or arising out of any of the following in any jurisdiction throughout the world: (i) all patents and patent applications, together with all reissuances, divisionals, continuations, continuations-in-part, revisions, renewals, extensions, and reexaminations thereof, and any identified invention disclosures (“Patents”); (ii) trade secret rights and corresponding rights in confidential information and other non-public information (whether or not patentable), including ideas, formulas, compositions, inventor’s notes, discoveries and improvements, know how, manufacturing and production processes and techniques, design manuals, testing information (including testing protocols and results), research and development information, prototypes, inventions, invention disclosures, unpatented blueprints, drawings, specifications, designs, plans, proposals and technical data, business and marketing plans, market surveys, market know-how and customer lists and information, including all tangible embodiments of the foregoing and unregistered copyrights (“Know-How”); (iii) all registered or unregistered copyrights, copyrightable works, rights in databases, data collections, “moral” rights, mask works, copyright registrations, applications and extensions therefor and corresponding rights in works of authorship (“Copyrights”); (iv) all trademarks, service marks, logos, trade dress and trade names indicating the source of goods or services, and other indicia of commercial source or origin (whether registered, common law, statutory or otherwise), all registrations and applications to register the foregoing anywhere in the world and all goodwill associated therewith (“Trademarks”); (v) all computer software and code, including assemblers, applets, compilers, source code, object code, development tools, design tools, utilities, library files, user interfaces and data, and all documentation and manuals related to such computer software and code in any form or format, however fixed (“Software”); (vi) all internet electronic addresses, uniform resource locators and alphanumeric designations associated therewith and all registrations for any of the foregoing (“Domain Names”); and (vii) any similar, corresponding or equivalent rights to any of the foregoing anywhere in the world.

“Intellectual Property Assignment Agreements” has the meaning set forth in Section 2.1(c).

“IP Proceedings” has the meaning set forth in Section 2.3.

“Licensed BWXT Intellectual Property” means all BWXT General Patents.

“Licensed PGG Intellectual Property” means all PGG General Patents, PGG Specific Patents, PGG Licensed Copyrights, PGG Licensed Software, Enabling Technology Know-How, Special PGG Know-How and PGG Special Licensed Software.

“Master Separation Agreement” has the meaning set forth in the recitals.

“PGG” has the meaning set forth in the recitals.

“PGG General Patents” has the meaning set forth in Section 5.2(a)(i).

“PGG Know-How” means all Know-How owned by PGG as of the Effective Date.

“PGG Licensed Copyrights” has the meaning set forth in Section 5.3.

“PGG Licensed Software” has the meaning set forth in Section 5.4(b).

“PGG Specific Patents” has the meaning set forth in Section 5.2(b)(i).

“PGG Special Licensed Software” has the meaning set forth in Section 5.4(d).

“RemainCo” has the meaning set forth in the recitals.

“RemainCo Core Field” has the meaning set forth on Schedule 1.1(e).

“Special PGG Know-How” has the meaning set forth in Section 5.5(c).

“Specific RemainCo Field” has the meaning set forth on Schedule 1.1(i).

“Specific SpinCo Field” has the meaning set forth on Schedule 1.1(i).

“SpinCo” has the meaning set forth in the recitals.

“SpinCo Core Field” has the meaning set forth on Schedule 1.1(e).

“Transferred PGG Intellectual Property” has the meaning set forth in Schedule 2.1(b).

Section 1.2 Interpretation. In this Agreement, unless the context clearly indicates otherwise:

(a) words used in the singular include the plural and words used in the plural include the singular;

(b) if a word or phrase is defined in this Agreement, its other grammatical forms, as used in this Agreement, shall have a corresponding meaning;

(c) reference to any gender includes the other gender and the neuter;

(d) the words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation”;

(e) the words “shall” and “will” are used interchangeably and have the same meaning;

(f) the word “or” shall have the inclusive meaning represented by the phrase “and/or”;

(g) relative to the determination of any period of time, “from” means “from and including,” “to” means “to but excluding” and “through” means “through and including”;

(h) all references to a specific time of day in this Agreement shall be based upon Eastern Standard Time or Eastern Daylight Savings Time, as applicable, on the date in question;

(i) whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified;

(j) reference to any Article, Section or Schedule means such Article or Section of, or such Schedule to, this Agreement, as the case may be, and references in any Section or definition to any clause means such clause of such Section or definition;

(k) the words “this Agreement,” “herein,” “hereunder,” “hereof,” “hereto” and words of similar import shall be deemed references to this Agreement as a whole and not to any particular Section or other provision of this Agreement;

(l) the term “commercially reasonable efforts” means efforts which are commercially reasonable to enable a Party, directly or indirectly, to satisfy a condition to or otherwise assist in the consummation of a desired result and which do not require the performing Party to expend funds or assume liabilities other than expenditures and liabilities which are customary and reasonable in nature and amount in the context of a series of related transactions similar to the transaction contemplated herein;

(m) reference to any agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and by this Agreement;

(n) reference to any Law (including statutes and ordinances) means such Law (including any and all rules and regulations promulgated thereunder) as amended, modified, codified or reenacted, in whole or in part, and in effect at the time of determining compliance or applicability;

(o) references to any Person include such Person’s successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement; a reference to such Person’s “Affiliates” shall be deemed to mean such Person’s Affiliates following the Distribution and any reference to a Third Party shall be deemed to mean a Person who is not a Party or an Affiliate of a Party;

(p) if there is any conflict between the provisions of the main body of this Agreement and the Schedules hereto, the provisions of the main body of this Agreement shall control unless explicitly stated otherwise in such Schedule;

(q) the titles to Articles and headings of Sections contained in this Agreement, in any Schedule and in the table of contents to this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of or to affect the meaning or interpretation of this Agreement; and

(r) any portion of this Agreement obligating a Party to take any action or refrain from taking any action, as the case may be, shall mean that such Party shall also be obligated to cause its relevant Subsidiaries and Affiliates to take such action or refrain from taking such action, as the case may be.

ARTICLE II

INTELLECTUAL PROPERTY ASSIGNMENT AND OWNERSHIP

Section 2.1 Assignment of Transferred Intellectual Property.

(a) Reserved.

(b) PGG, as a capital contribution, hereby assigns, transfers and conveys to BWXT all right, title and interest, held by PGG or any other member of the SpinCo Group, in and to the Intellectual Property set forth on Schedule 2.1(b) (the “Transferred PGG Intellectual Property”), including all right, title and interest in and to all proceeds, causes of actions and rights of recovery against Third Parties for past and future infringement, misappropriation, or other violation or impairment of such Intellectual Property, except to the extent prohibited by, or requiring any Consent under (to the extent such Consent has not been obtained), any Contract under which PGG holds or uses such Transferred PGG Intellectual Property.

(c) PGG shall, and shall cause any members of the SpinCo Group as applicable and necessary to, execute intellectual property assignment agreements in a form substantially similar to that attached hereto as Exhibit A, as applicable to the Transferred PGG Intellectual Property, as well as such additional specific assignments as reasonably necessary to carry out the intent of the Parties as set forth herein (collectively, the “Intellectual Property Assignment Agreements”). All Transferred PGG Intellectual Property is transferred subject to licenses granted in this Agreement and all other rights granted under or in connection with agreements related such Transferred PGG Intellectual Property existing and in force as of the Effective Date, in each case subject to the terms and conditions contained in each such agreement, including, without limitation, any license agreements, any security agreements or any liens granted in and to such Transferred PGG Intellectual Property.

(d) PGG shall deliver to BWXT all Intellectual Property Assignment Agreements contemplated herein that effectuate the assignment of Transferred PGG Intellectual Property from PGG or any member of the SpinCo Group to BWXT. BWXT shall have the sole responsibility, at its sole cost and expense, to file such Intellectual Property Assignment Agreements and any other forms or documents required to record such assignments, provided, however, that upon request, PGG shall provide reasonable assistance to BWXT to record an assignment, at BWXT’s sole cost and expense.

Section 2.2 Actions; Correspondence. BWXT shall, in its sole discretion, pay all fees incurred and take all actions with respect to the Transferred PGG Intellectual Property subsequent to the Distribution Date. PGG shall forward to BWXT or its designee copies of all files related to and correspondence received from any Governmental Authority regarding the Transferred PGG Intellectual Property.

Section 2.3 Assistance by Employees; Inventor Compensation. Each Party agrees that it shall make available to the other Party the services of its employees and contractors reasonably necessary to assist the other Party with the prosecution of, and other patent or trademark office proceedings (e.g., reissue, reexamination, interference, inter partes review, post-grant review, supplemental examination, and other similar proceedings) regarding the other Party’s Patents, Trademarks and other Intellectual Property (collectively, “IP Proceedings”). Each Party agrees to reasonably make available to the other Party (i) inventors and other reasonably necessary persons employed by it for the other Party’s reasonable needs regarding execution of documents, interviews, declarations and testimony, and (ii) documents, materials and information for the other Party’s reasonable good faith needs regarding such IP Proceedings. The Party involved in the IP Proceedings shall be responsible for the actual and reasonable out-of-pocket expenses associated with such assistance, expressly excluding the value of the time of the other Party’s personnel. Each Party will be responsible for providing inventor incentive compensation to its employees under its own internal policies. No Party shall have any obligation to provide any inventor incentive compensation to an employee of the other Party except as required by law.

Section 2.4 Reserved.

Section 2.5 Rights Arising in the Future.

(a) As between BWXT and PGG, unless otherwise agreed in writing by BWXT or any member of the RemainCo Group and PGG or any member of the SpinCo Group, any and all Intellectual Property created, conceived, or actually reduced to practice by or on behalf of BWXT or any member of the RemainCo Group after the Distribution Date, including, without limitation, any improvements or modifications to any Licensed PGG Intellectual Property or, shall belong solely and exclusively to BWXT and neither PGG nor any member of the SpinCo Group shall have any right, title or interest in or to such Intellectual Property. BWXT shall have no obligation to notify PGG or any member of the SpinCo Group of any such improvements or modifications or to disclose or license any such improvements or modifications to PGG or any member of the SpinCo Group.

(b) As between BWXT and PGG, unless otherwise agreed in writing by BWXT or any member of the RemainCo Group and PGG or any member of the SpinCo Group, any and all Intellectual Property created, conceived, or actually reduced to practice by or on behalf of PGG or any member of the SpinCo Group after the Distribution Date, including, without limitation, any improvements or modifications to any Licensed BWXT Intellectual Property, shall belong solely and exclusively to PGG and neither BWXT nor any member of the RemainCo Group shall have any right, title or interest in or to such Intellectual Property. PGG shall have no obligation to notify BWXT or any member of the RemainCo Group of any such improvements or modifications or to disclose or license any such improvements or modifications to BWXT or any member of the RemainCo Group.

ARTICLE III

RESERVED.

ARTICLE IV

RESERVED.

ARTICLE V

INTELLECTUAL PROPERTY LICENSES AND COVENANTS

Section 5.1 Reserved.

Section 5.2 Cross-License of Patents.

(a) General License.

(i) PGG, as a capital contribution, hereby grants to BWXT a perpetual, irrevocable, exclusive, royalty-free, worldwide right and license with the right to grant sublicenses (solely as set forth in Section 5.6), to use and exploit the Patents set forth on Schedule 5.2(a)(i) (the “PGG General Patents”) for the continued operation of the RemainCo Business and any future extensions of the RemainCo Business in the RemainCo Core Field, including the right to make, have made, use, lease, sell, offer for sale, and import products and services utilizing the PGG General Patents; provided, however, the foregoing license shall not extend to (i) PGG General Patents to the extent the licensing of same to BWXT would constitute a breach of an agreement with any Third Party executed prior to the Effective Date or result in any expense to PGG or any member of the SpinCo Group for payments to such Third Party or (ii) any Intellectual Property not owned by one or more members of the SpinCo Group, or as to which no member of the SpinCo Group has the right to grant sublicenses, as of the Effective Date.

(ii) BWXT hereby grants to PGG a perpetual, irrevocable, exclusive, royalty-free, worldwide right and license with the right to grant sublicenses (solely as set forth in Section 5.6), to use and exploit the Patents set forth on Schedule 5.2(a)(ii) (the “BWXT General Patents”) for the continued operation of the SpinCo Business and any future extensions of the SpinCo Business in the SpinCo Core Field, including the right to make, have made, use, lease, sell, offer for sale, and import products and services utilizing the BWXT General Patents; provided, however, the foregoing license shall not extend to (i) BWXT General Patents to the extent the licensing of same to PGG would constitute a breach of an agreement with any Third Party executed prior to the Effective Date or result in any expense to PGG or any member of the SpinCo Group for payments to such Third Party or (ii) any Intellectual Property not owned by one or more members of the RemainCo Group, or as to which no member of the RemainCo Group has the right to grant sublicenses, as of the Effective Date.

(b) Specific License.

(i) PGG, as a capital contribution, hereby grants to BWXT a perpetual, irrevocable, exclusive, royalty-free, worldwide right and license with the right to grant sublicenses (solely as set forth in Section 5.6), to use and exploit the Patents set forth on Schedule 5.2(b)(i) (the “PGG Specific Patents”) for the continued operation of the RemainCo Business and any future extensions of the RemainCo Business solely in the Specific RemainCo Field, including the right to make, have made, use, lease, sell, offer for sale, and import products and services utilizing the PGG Specific Patents; provided, however, the foregoing license shall not extend to (i) PGG Specific Patents to the extent the licensing of same to BWXT would constitute a breach of an agreement with any Third Party executed prior to the Effective Date or result in any expense to PGG or any member of the SpinCo Group for payments to such Third Party or (ii) any Intellectual Property not owned by one or more members of the SpinCo Group, or as to which no member of the SpinCo Group has the right to grant sublicenses, as of the Effective Date.

Section 5.3 License of Copyrights. PGG, as a capital contribution, hereby grants to BWXT a perpetual, irrevocable, exclusive, royalty-free, worldwide right and license with the right to grant sublicenses (solely as set forth in Section 5.6), to use, reproduce, prepare derivative works of, distribute copies, display, perform and exploit the Copyrights set forth on Schedule 5.3 (the “PGG Licensed Copyrights”) for the continued operation of the RemainCo Business and any future extensions of the RemainCo Business in the RemainCo Core Field, including the right to make, have made, use, lease, sell, offer for sale, and import products and services utilizing the PGG Licensed Copyrights; provided, however, the foregoing license shall not extend to (i) PGG Licensed Copyrights to the extent the licensing of same to BWXT would constitute a breach of an agreement with any Third Party executed prior to the Effective Date or result in any expense to PGG or any member of the SpinCo Group for payments to such Third Party or (ii) any Intellectual Property not owned by one or more members of the SpinCo Group, or as to which no member of the SpinCo Group has the right to grant sublicenses, as of the Effective Date or (iii) the distribution of any source code contained in any PGG Licensed Copyrights to any Third Party without the express written consent of PGG.

Section 5.4 Cross-Licenses of Software.

(a) Reserved.

(b) PGG, as a capital contribution, hereby grants to BWXT a perpetual, irrevocable, exclusive, royalty-free, worldwide right and license with the right to grant sublicenses (solely as set forth in Section 5.6), to use the Software set forth on Schedule 5.4(b) (the “PGG Licensed Software”) for the continued operation of the RemainCo Business and any future extensions of the RemainCo Business in the RemainCo Core Field; provided, however, the foregoing license shall not extend to (i) PGG Licensed Software licensed by PGG or any other member of the SpinCo Group if and to the extent the licensing of same to BWXT would constitute a breach of an agreement with any Third Party executed prior to the Effective Date or result in any expense to PGG or any member of the SpinCo Group for payments to such Third Party or (ii) any intellectual property not owned by one or more members of the SpinCo Group, or as to which no member of the SpinCo Group has the right to grant sublicenses, as of the Effective Date. The foregoing license includes the right to use, modify, and reproduce in source code and object code for such PGG Licensed Software. To the extent not already in the possession of BWXT, PGG will provide BWXT with a copy of all object code and source code for the PGG Licensed Software and all associated documentation, including, without limitation, all validation and other documentation, within 120 days of the Distribution Date.

(c) Reserved.

(d) PGG, as a capital contribution, hereby grants to BWXT a perpetual, irrevocable, exclusive, royalty-free, worldwide right and license with the right to grant sublicenses (solely as set forth in Section 5.6), to use the Software set forth on Schedule 5.4(d) (“PGG Special Licensed Software”) for the continued operation of the RemainCo Business and any future extensions of the RemainCo Business in the Specific RemainCo Field; provided, however, the foregoing license shall not extend to (i) PGG Licensed Software licensed by PGG or any other member of the SpinCo Group if and to the extent the licensing of same to BWXT would constitute a breach of an agreement with any Third Party executed prior to the Effective Date or result in any expense to PGG or any member of the SpinCo Group for payments to such Third Party or (ii) any intellectual property not owned by one or more members of the SpinCo Group, or as to which no member of the SpinCo Group has the right to grant sublicenses, as of the Effective Date. The foregoing license includes the right to use, modify, and reproduce in source code and object code for such PGG Licensed Software. To the extent not already in the possession of BWXT, PGG will provide BWXT with a copy of all object code and source code for the PGG Licensed Software and all associated documentation, including, without limitation, all validation and other documentation, within 120 days of the Distribution Date.

Section 5.5 Cross-Licenses of Additional Know-How.

(a) PGG, as a capital contribution, hereby grants to BWXT a perpetual, irrevocable, exclusive, royalty-free, worldwide right and license with the right to grant sublicenses (solely as set forth in Section 5.6), to use the Enabling Technology Know-How for the continued operation of the RemainCo Business and any future extensions of the RemainCo Business in the RemainCo Core Field; provided, however, the foregoing license shall not extend to (i) Enabling Technology Know-How to the extent the licensing of same to BWXT would constitute a breach of an agreement with any Third Party executed prior to the Effective Date or result in any expense to PGG or any member of the SpinCo Group for payments to such Third Party or (ii) any intellectual property not owned by one or more members of the SpinCo Group, or as to which no member of the SpinCo Group has the right to grant sublicenses, as of the Effective Date. For purposes of clarity, the foregoing license does not include and shall not be construed to include or apply to any Know-How not in existence as of the Effective Date.

(b) Reserved.

(c) PGG, as a capital contribution, hereby grants to BWXT a perpetual, irrevocable, exclusive, royalty-free, worldwide right and license with the right to grant sublicenses (solely as set forth in Section 5.6), to use the PGG Know-How set forth on Schedule 5.5(c) (the “Special PGG Know-How”) for the continued operation of the RemainCo Business and any future extensions of the RemainCo Business solely in the Specific RemainCo Field; provided, however, the foregoing license shall not extend to (i) Special PGG Know-How licensed by PGG or any other member of the SpinCo Group if and to the extent the licensing of same to BWXT would constitute a breach of an agreement with any Third Party executed prior to the Effective Date or result in any expense to PGG or any member of the SpinCo Group for payments to such Third Party or (ii) any intellectual property not owned by one or more members of the SpinCo Group, or as to which no member of the SpinCo Group has the right to grant sublicenses, as of the Effective Date. For purposes of clarity, the foregoing license does not include and shall not be construed to include or apply to any Know-How not in existence as of the Effective Date.

Section 5.6 Sublicensing; Assignability.

(a) The foregoing licenses shall be assignable in whole or in part only (i) to any Affiliate or (ii) to the extent the licensee transfers to a Third Party all or substantially all of the assets of the business to which such Licensed PGG Intellectual Property or the Licensed BWXT Intellectual Property, as applicable, relates.

(b) BWXT may sublicense the Licensed PGG Intellectual Property to Affiliates of BWXT, even if they become Affiliates after the Distribution Date, solely within the scope of its licenses in Article 5, provided that such sublicense shall only be effective for such time as such entity remains an Affiliate of BWXT, subject to Section 5.6(a)(ii). BWXT may, and may permit its sublicensees to, sublicense erection and arrangement drawings; form, fit, and function drawings; and product and installation/erection specifications based upon the Licensed PGG Intellectual Property to: (i) customers to enable them to use, operate, maintain and repair the equipment, services or other deliverables which incorporate or are derived from the Licensed PGG Intellectual Property and which were sold to them by BWXT or its sublicensees; and (ii) to contractors, subcontractors and vendors to enable them to manufacture, erect, install, service, repair and maintain those products to which the licenses set forth in Article 5 relate.

(c) PGG may sublicense the Licensed BWXT Intellectual Property to Affiliates of PGG, even if they become Affiliates after the Distribution Date, solely within the scope of its licenses in Article 5, provided that such sublicense shall only be effective for such time as such entity remains an Affiliate of PGG, subject to Section 5.6(a)(ii). PGG may, and may permit its sublicensees to, sublicense erection and arrangement drawings; form, fit, and function drawings; and product and installation/erection specifications based upon the Licensed BWXT Intellectual Property to: (i) customers to enable them to use, operate, maintain and repair the equipment, services or other deliverables which incorporate or are derived from the Licensed BWXT Intellectual Property and which were sold to them by PGG or its sublicensees; and (ii) to contractors, subcontractors and others to enable them to manufacture, erect, install, service, repair and maintain those products to which the license set forth in Article 5 relate.

Section 5.7 Restrictions on Licensor Exploitation of Intellectual Property.

(a) BWXT (i) shall not use or exploit the Licensed BWXT Intellectual Property in the SpinCo Core Field and (ii) shall not, and shall not permit any member of the RemainCo Group to, license, provide or otherwise grant to any Third Party the right to use, exploit or access any Licensed BWXT Intellectual Property in the SpinCo Core Field.

(b) PGG (i) shall not use or exploit the Licensed PGG Intellectual Property in the RemainCo Core Field and (ii) shall not, and shall not permit any member of the SpinCo Group to, license, provide or otherwise grant to any Third Party the right to use, exploit or access any Licensed PGG Intellectual Property in the RemainCo Core Field.

Section 5.8 Third Party Agreements; Reservation of Rights.

(a) All licenses granted herein are expressly made only subject to, and only to the extent permissible under, all pre-existing rights, obligations and restrictions contained in any existing agreements related to the applicable Intellectual Property licensed herein, including, without limitation, licenses or other rights existing in third parties granted by PGG or BWXT and/or their sublicensees in existing license agreements, applicable agreements in existence between members of the RemainCo Group and the United States Department of Energy, applicable agreements in existence between members of the SpinCo Group and the United States Department of Energy and all existing security agreements and liens in place in connection with such licensed Intellectual Property.

(b) Except for the limited rights granted in this Agreement in connection with the Licensed BWXT Intellectual Property, including, without limitation, the rights and obligations arising out of or related to Section 5.10, BWXT reserves to itself all right, title and interest in and to the Licensed BWXT Intellectual Property. Without limiting the foregoing, for purposes of clarity, as between BWXT and PGG, BWXT retains all rights in and to, and to use and exploit, and including without limitation the right to make, have made, use, lease, sell, offer for sale, and import, and use, reproduce, prepare derivative works of, distribute copies, perform and display products and services which utilize or embody such Licensed BWXT Intellectual Property in the RemainCo Core Field. Except for the limited rights granted in this Agreement in connection with the Licensed PGG Intellectual Property, including, without limitation, the rights and obligations arising out of or related to Section 5.10, PGG reserves to itself all right, title and interest in and to the Licensed PGG Intellectual Property. Without limiting the foregoing, for purposes of clarity, as between BWXT and PGG, PGG retains all rights in and to, and to use and exploit, and including without limitation the right to make, have made, use, lease, sell, offer for sale, and import, and use, reproduce, prepare derivative works of, distribute copies, perform and display products and services which utilize or embody such Licensed PGG Intellectual Property in the SpinCo Core Field.

Section 5.9 Maintenance of Intellectual Property.

(a) BWXT shall not have, nor shall any member of the RemainCo Group have, any obligation to maintain the pendency, subsistence, validity, enforceability or confidentiality of any Licensed BWXT Intellectual Property. BWXT may, and may permit an applicable member of the RemainCo Group to, discontinue maintenance, abandon or dedicate to the public any Licensed BWXT Intellectual Property.

(b) PGG shall not have, nor shall any member of the SpinCo Group have, any obligation to maintain the pendency, subsistence, validity, enforceability or confidentiality of any Licensed PGG Intellectual Property. PGG may, and may permit an applicable member of the SpinCo Group to, discontinue maintenance, abandon or dedicate to the public any Licensed PGG Intellectual Property.

Section 5.10 Covenants.

(a) BWXT hereby covenants not to sue PGG under any BWXT General Patents for infringement or misappropriation based upon any action that occurs in connection with the continued operation of the SpinCo Business and any future extensions of the SpinCo Business in any field other than the RemainCo Core Field after the Distribution Date. The foregoing covenant shall extend to any permitted assignees or sublicensees of PGG hereunder. BWXT further covenants to impose the obligations set forth in this Section 5.10(a) on any subsequent Third Party or Affiliate to whom BWXT may sell, transfer, convey or otherwise assign any of the foregoing Intellectual Property and shall ensure that any such Person agrees, in writing, to be bound by the covenants and obligations set forth herein.

(b) PGG hereby covenants not to sue BWXT under PGG General Patents, PGG Licensed Copyrights, PGG Licensed Software and Enabling Technology Know-How for infringement or misappropriation based upon any action that occurs in connection with the continued operation of the RemainCo Business and any future extensions of the RemainCo Business in any field other than the SpinCo Core Field after the Distribution Date. The foregoing covenant shall extend to any permitted assignees or sublicensees of BWXT hereunder. PGG further covenants to impose the obligations set forth in this Section 5.10(b) on any subsequent Third Party or Affiliate to whom PGG may sell, transfer, convey or otherwise assign any of the foregoing Intellectual Property and shall ensure that any such Person agrees, in writing, to be bound by the covenants and obligations set forth herein.

ARTICLE VI

TECHNICAL ASSISTANCE AND TECHNOLOGY TRANSFER

Section 6.1 Documentation Transfer.

(a) Special PGG Know-How; Enabling Technologies.

(i) To the extent that any physical embodiments of the Special PGG Know-How and the Enabling Technology Know-How, including documents, designs, drawings, manuals, standards, computer programs (including source code and documentation), materials and training programs, are not held by or in the possession of BWXT as of the Distribution Date, BWXT shall have the right, from time to time, but for not longer than thirty-six (36) months after the Distribution Date, to request that PGG provide copies of or access to such Know-How at BWXT’s cost (as agreed upon by the Parties), provided that (i) PGG shall not be obligated to provide, and BWXT shall have no right to request, copies of or access to any Know-How not in existence as of the Distribution Date; (ii) the determination as to what physical embodiments of the applicable Know-How are related to the Special PGG Know-How and the Enabling Technology Know-How shall be in PGG’s sole reasonable determination; and (iii) in the event that a request remains pending at the end of the permitted thirty-six (36) month period, PGG will use all reasonable efforts to fulfill that request within one (1) month, provided that BWXT shall not be permitted to make additional requests or any follow-up requests in that one (1) month period. PGG and BWXT acknowledge and agree that PGG shall not be obligated to expend more than 200 collective man hours per calendar year in the first year after the Distribution Date,

160 collective man hours per calendar year in the second year after the Distribution Date and 140 collective man hours per calendar year in the third year after the Distribution Date, in connection with fulfilling requests for physical embodiments of the Special PGG Know-How and Enabling Technology Know-How, provided that PGG shall evaluate, respond to and fulfill such requests in good faith and as efficiently and expediently as possible in light of the requests and PGG’s ongoing business operations. BWXT shall retain and not remove or alter any proprietary notices on documents, designs, drawings, manuals and materials provided by PGG pursuant to the foregoing, and shall (x) retain any such notices on any copies and (y) include such notices on documents containing PGG proprietary information. All such material shall be held confidential by BWXT and treated as Confidential Information of PGG, subject to the terms and conditions of the license rights granted herein, and used only pursuant to the licenses set forth herein.

(ii) Without limiting Section 6.1(a)(i) or Section 6.2, the Parties acknowledge and agree that certain physical engineering manuals in PGG’s possession, presently located in an office designated by PGG at PGG’s Barberton facilities, at Mail Station, BVS02B, contain a significant amount of Special PGG Know-How and Enabling Technology Know-How. Unless otherwise agreed by the Parties, to facilitate an expedient and efficient transfer of such documentation related to Special PGG Know-How and Enabling Technology Know-How, PGG and BWXT will use commercially reasonable efforts to work together to effect the transfer of all physical engineering manuals, including any sections, subsections or pages thereof, that embody the Special PGG Know-How or Enabling Technology Know-How within one (1) year of the Distribution Date. Without limiting the foregoing, PGG will permit an employee of BWXT or one of its Affiliates disciplined in the material to be reviewed, designated in advance by BWXT and then approved by PGG, to review the engineering manuals in the location designated by PGG to determine the collective set of standards or subsections or pages, BWXT believes embody the Special PGG Know-How or Enabling Technology Know-How. During the contemplated review, BWXT will identify to PGG said manuals or parts thereof that BWXT believes embody the Special PGG Know-How or Enabling Technology Know-How. PGG and BWXT will meet and confer in good faith to discuss any disputes, provided, however, that the determination as to what design standards or design manuals are related to the Special PGG Know-How and the Enabling Technology Know-How shall be in PGG’s sole reasonable determination. PGG will provide to BWXT, no later than two months after the review, a final list of those physical engineering manuals, presently located in the office located at PGG’s Barberton facilities, Mail Station BVS02B, including sections, subsections, or pages thereof, which PGG believes embody PGG Know-How or Enabling Technology Know-How, along with an estimate of the expense for copying the applicable documentation and a schedule to complete the copying and delivery of the applicable documentation. All man hours expended by PGG in connection with the foregoing review process (but not including any hours associated with administrative copying of the applicable documentation) shall constitute man hours within the limitation set forth in Section 6.1(a)(i). Within the time period mutually agreed upon by the Parties, upon BWXT’s agreement to incur the estimated costs associated with copying the documentation and BWXT’s agreement to proceed, PGG will provide copies of all agreed upon documentation to BWXT, in a format reasonably requested by BWXT, but in an uneditable format with watermarks or other permanent identification marking reasonably selected by PGG. BWXT shall reimburse PGG for all administrative costs associated with providing such copies, provided, however, that such administrative costs, and any man hours associated therewith, shall not constitute man hours within the limitations set forth in Section 6.1(a)(i). For purposes of clarity, the foregoing agreed upon process and procedure is not meant to limit BWXT’s rights with respect to design manuals and design standards which constitute Special PGG Know-How and the Enabling Technology Know-How and BWXT retains the right to request, pursuant to Section 6.1(a)(i), additional physical embodiments, including any design manuals or design standards not previously provided, after the delivery of materials contemplated in this Section 6.1(a)(ii) without limitation.

(b) Reserved.

Section 6.2 Technical Assistance.

(a) In connection with Special PGG Know-How and Enabling Technology Know-How, BWXT shall have the right, from time to time, but for not longer than eighteen (18) months after the Distribution Date, to request that PGG provide technical assistance and training with respect to such Know-How at BWXT’s cost (as agreed upon by the Parties), provided that (i) PGG shall not be obligated to provide, and BWXT shall have no right to request, technical assistance and training related to any Know-How not in existence as of the Distribution Date; (ii) the determination as to what technical assistance and training are related to the Special PGG Know-How and the Enabling Technology Know-How shall be in the PGG’s sole reasonable determination, provided that BWXT may reasonably request the types of technical assistance and training that it believes would be effective and helpful; (iii) technical assistance and training will be provided in “sessions” related to specific categories related to Special PGG Know-How and/or Enabling Technology Know-How; and (iv) in the event that any requests remain pending at the end of the permitted eighteen (18) month period, PGG will use all reasonable efforts to fulfill all requests within thirty (30) business days, provided that BWXT shall not be permitted to make additional requests or any follow-up requests in that thirty (30) day period. PGG and BWXT acknowledge and agree that PGG shall not be obligated to expend more than 625 collective man hours in the allotted eighteen (18) month period in connection with fulfilling requests for technical assistance and training related to the Special PGG Know-How and Enabling Technology Know-How, provided that PGG shall evaluate, respond to and fulfill such requests in good faith and as efficiently and expediently as possible in light of the requests and PGG’s ongoing business operation, and that the following additional limitations shall apply: (i) 40 person hours per technical person per month, including the technical person’s preparation time and (ii) 160 person hours per technical person, including that technical person’s preparation time, over the entire 18 month period; and (iii) no more than one session at any given time. Notwithstanding the foregoing, (i) while only one session shall be conducted at a given time, multiple sessions may be requested in advance (sessions need not be requested/scheduled sequentially); (ii) BWXT, when initially requesting information, may identify the approximate number of hours to be incurred by PGG in connection with a given issue/topic and the Parties shall agree on session content and magnitude of hours, including session preparation time; (iii) BWXT is not limited to one session on a given topic; and (iv) PGG will provide a monthly summary of hours expended against the amounts permitted under this Agreement.

(b) Reserved.

(c) PGG shall, and shall cause the applicable members of the SpinCo Group to, provide the technical assistance and training contemplated above using substantially the same skill, care and judgment that such Party would use if it were to provide similar technical assistance and training to its own similarly situated businesses.

Section 6.3 No Additional Technical Assistance. Except as expressly set forth in this Article 6 or elsewhere in this Agreement, in the Master Separation Agreement or in a separate agreement between a member of the SpinCo Group and a member of the RemainCo Group, no Party shall be required to provide the other Party with any technical assistance or to furnish any other Party with any documents, materials or other information or Know-How.

ARTICLE VII

NO WARRANTIES.

Except as expressly set forth in this Agreement, PGG and BWXT understand and agree that no member of the RemainCo Group is making any representation or warranty of any kind whatsoever, express or implied, to PGG or any member of the SpinCo Group in any way as to the SpinCo Business or the Licensed BWXT Intellectual Property; and, no member of the SpinCo Group is making any representation or warranty of any kind whatsoever, express or implied, to BWXT or any member of the RemainCo Group in any way as to the RemainCo Business, Transferred PGG Intellectual Property or the Licensed PGG Intellectual Property. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING THE TRANSFERS AND LICENSES REFERRED TO IN THIS AGREEMENT (INCLUDING PRIOR TRANSFERS) HAVE BEEN, OR WILL BE, MADE WITHOUT ANY REPRESENTATION OR WARRANTY OF ANY NATURE, EXPRESS OR IMPLIED, AT COMMON LAW, BY STATUTE OR OTHERWISE, RELATING TO (A) THE VALUE OR FREEDOM FROM ENCUMBRANCE OF, ANY ASSETS OR INTELLECTUAL PROPERTY, (B) THE CONDITION OR SUFFICIENCY OF ANY ASSETS OR INTELLECTUAL PROPERTY (INCLUDING ANY IMPLIED OR EXPRESS WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, MARKETABILITY, TITLE, VALUE, FREEDOM FROM ENCUMBRANCE OR OF CONFORMITY TO MODELS OR SAMPLES OF MATERIALS, OR THE PRESENCE OR ABSENCE OF ANY HAZARDOUS MATERIALS IN OR ON, OR DISPOSED OR DISCHARGED FROM, SUCH ASSETS), (C) THE NON-INFRINGEMENT OF ANY PATENT OR OTHER INTELLECTUAL PROPERTY RIGHT OF ANY THIRD PARTY, (D) ANY OTHER MATTER CONCERNING ANY ASSETS OR INTELLECTUAL PROPERTY (E) AS TO THE LEGAL SUFFICIENCY TO CONVEY TITLE TO ANY ASSETS OR INTELLECTUAL PROPERTY OR (F) THAT THE LICENSOR HAS ANY RIGHTS OR TITLE AT ALL IN OR TO ANY INTELLECTUAL PROPERTY. WITHOUT LIMITING THE FOREGOING, BWXT AND PGG HEREBY ACKNOWLEDGE AND AGREE THAT ALL INTELLECTUAL PROPERTY TRANSFERRED OR LICENSED PURSUANT TO THIS AGREEMENT AND ALL INTELLECTUAL PROPERTY INCLUDED IN PRIOR TRANSFERS ARE BEING OR WERE LICENSED OR TRANSFERRED “AS IS, WHERE IS.”

ARTICLE VIII

THIRD-PARTY INFRINGEMENT

Section 8.1 No Obligation. No Party shall have any obligation to institute or maintain any action or suit against any Third Party for infringement or misappropriation of any Intellectual Property licensed hereunder, or to defend any action or suit brought by a Third Party which challenges or concerns the validity of any such Intellectual Property or which claims that any Intellectual Property licensed to the other Party infringes or constitutes misappropriation of the Intellectual Property rights of any Third Party.

Section 8.2 Notice Regarding Infringement. Each Party shall promptly notify the other Party in writing upon learning that a Third Party may potentially be infringing, misappropriating or otherwise violating any Intellectual Property licensed under this Agreement, which notice shall set forth in reasonable detail the identity of the suspected infringer and nature of suspected infringement.

Section 8.3 Suits for Infringement.

(a) Licensed BWXT Intellectual Property.

(i) With respect to any Licensed BWXT Intellectual Property to which BWXT has granted PGG an exclusive license hereunder, as between BWXT and PGG, BWXT shall have the first right to initiate, prosecute and control any action or proceeding to restrain infringement or misappropriation of such Licensed BWXT Intellectual Property in the SpinCo Core Field, and, for purposes of clarity, the sole and exclusive right to initiate, prosecute and control such proceedings in the RemainCo Core Field and in any field other than the SpinCo Core Field. BWXT shall provide prompt written notice to PGG of any determination to initiate, prosecute and control any such action or proceeding in the SpinCo Core Field. PGG, as the exclusive licensee, agrees to be joined as a party if necessary to prosecute the action or proceeding, and shall provide all reasonable cooperation, including any necessary use of their name, required to prosecute such action or proceeding. In such instance, BWXT shall control any such action or proceeding and negotiations for its settlement and compromise and shall have sole discretion regarding the settlement or compromise thereof. In connection with the foregoing, PGG may, at its option, elect to assume and pay its and BWXT’s out-of-pocket costs incurred in connection with such litigation or proceeding undertaken by BWXT, including, without limitation, attorney’s fees. PGG will provide prompt written notice to BWXT, in any event no later than thirty (30) days after receipt of BWXT’s notice of its determination to initiate, prosecute and control such action or proceeding in the SpinCo Core Field, of its determination to elect to assume and pay the applicable costs or to decline to pay assume and pay the applicable costs. In the event PGG does not elect to assume and pay the costs associated with BWXT’s initiation, prosecution and control of such action or proceeding in the SpinCo Core Field, BWXT shall assume and pay its and PGG’s out-of-pocket costs incurred in connection with such litigation or proceeding undertaken by BWXT, including, without limitation, attorney’s fees. Any recovery obtained as a result of such proceeding in the SpinCo Core Field shall be retained by (i) PGG in the event that PGG assumed and paid the applicable costs of the litigation or proceeding or (ii) BWXT in the event that BWXT assumed and paid the applicable costs of the litigation or proceeding in accordance with this Section 8.3(a)(i).

(ii) If BWXT does not exercise its right to enforce any applicable Licensed BWXT Intellectual Property in the SpinCo Core Field, BWXT shall provide notice to that effect to PGG and, as between BWXT and PGG, PGG shall have the right to initiate, prosecute and control any action or proceeding to restrain infringement or misappropriation of such Licensed BWXT Intellectual Property in the SpinCo Core Field. PGG shall provide prompt written notice to BWXT of any determination to initiate, prosecute and control any such action or proceeding in the SpinCo Core Field. BWXT, as the owner and licensor, agrees to be joined as a party if necessary to prosecute the action or proceeding, and shall provide all reasonable cooperation, including any necessary use of their name, required to prosecute such action or proceeding. In connection with the foregoing, PGG shall assume and pay its and BWXT’s out-of-pocket costs incurred in connection with any litigations or proceedings described above, including, without limitation, attorney’s fees. Any recovery obtained as a result of such proceeding related to infringement or misappropriation in the SpinCo Core Field shall be retained by PGG.

(iii) In the event that a Third Party may potentially be infringing, misappropriating or otherwise violating any Licensed BWXT Intellectual Property in both the SpinCo Core Field and the RemainCo Core Field, PGG and BWXT will meet and confer in good faith regarding the manner in which to respond to such infringement in the SpinCo Core Field and RemainCo Core Field collectively, provided, however, that the foregoing does not limit the rights set forth in Section 8.3(a)(i) or Section 8.3(a)(ii).

(b) Licensed PGG Intellectual Property.

(i) With respect to any Licensed PGG Intellectual Property to which PGG has granted BWXT an exclusive license hereunder, as between PGG and BWXT, PGG shall have the first right to initiate, prosecute and control any action or proceeding to restrain infringement or misappropriation of such Licensed PGG Intellectual Property in the RemainCo Core Field, and, for purposes of clarity, the sole and exclusive right to initiate, prosecute and control such proceedings in the SpinCo Core Field and in any field other than the RemainCo Core Field. PGG shall provide prompt written notice to BWXT of any determination to initiate, prosecute and control any such action or proceeding in the RemainCo Core Field. BWXT, as the exclusive licensee, agrees to be joined as a party if necessary to prosecute the action or proceeding, and shall provide all reasonable cooperation, including any necessary use of their name, required to prosecute such action or proceeding. In such instance, PGG shall control any such action or proceeding and negotiations for its settlement and compromise and shall have sole discretion regarding the settlement or compromise thereof. In connection with the foregoing, BWXT may, at its option, elect to assume and pay its and PGG’s out-of-pocket costs incurred in connection with such litigation or proceeding, including, without limitation, attorney’s fees. BWXT will provide prompt written notice to PGG, in any event no later than thirty (30) days after receipt of PGG’s notice of its determination to initiate, prosecute and control such action or proceeding in the RemainCo Core Field, of its determination to elect to assume and pay the applicable costs or to decline to pay assume and pay the applicable costs. In the event BWXT does not elect to assume and pay the costs associated with PGG’s initiation, prosecution and control of such action or proceeding in the RemainCo Core Field, PGG shall assume and pay its and BWXT’s out-of-pocket costs incurred in connection with such litigation or proceeding undertaken by PGG, including, without limitation, attorney’s fees. Any recovery obtained as a result of such proceeding in the RemainCo Core Field shall be retained by (i) BWXT in the event that BWXT assumed and paid the applicable costs of the litigation or proceeding or (ii) PGG in the event that PGG assumed and paid the applicable costs of the litigation or proceeding in accordance with this Section 8.4(b)(i).

(ii) If PGG does not exercise its right to enforce any applicable Licensed PGG Intellectual Property in the RemainCo Core Field, PGG shall provide notice to that effect to BWXT and, as between PGG and BWXT, BWXT shall have the right to initiate, prosecute and control any action or proceeding to restrain infringement or misappropriation of such Licensed PGG Intellectual Property in the RemainCo Core Field. BWXT shall provide prompt written notice to PGG of any determination to initiate, prosecute and control any such action or proceeding. PGG, as the owner and licensor, agrees to be joined as a party if necessary to prosecute the action or proceeding, and shall provide all reasonable cooperation, including any necessary use of their name, required to prosecute such action or proceeding. In connection with the foregoing, BWXT shall assume and pay its and PGG’s out-of-pocket costs incurred in connection with any litigations or proceedings described above, including, without limitation, attorney’s fees. Any recovery obtained as a result of such proceeding related to infringement or misappropriation in the RemainCo Core Field shall be retained by BWXT.

(iii) In the event that a Third Party may potentially be infringing, misappropriating or otherwise violating any Licensed PGG Intellectual Property in both the RemainCo Core Field and the SpinCo Core Field, PGG and BWXT will meet and confer in good faith regarding the manner in which to respond to such infringement in the RemainCo Core Field and SpinCo Core Field collectively, provided, however, that the foregoing does not limit the rights set forth in Section 8.4(b)(i) or Section 8.4(b)(ii).

ARTICLE IX

CONFIDENTIALITY

Section 9.1 BWXT and PGG shall hold and shall cause the members of the RemainCo Group and the SpinCo Group, respectively, to hold, and shall each cause their respective officers, employees, agents, consultants and advisors to hold, in strict confidence and not to disclose or release without the prior written consent of the other Party, any and all Confidential Information (as defined herein) of such other Party or the members of its Group; provided, that the Parties may disclose, or may permit disclosure of, such Confidential Information (i) to their respective auditors, attorneys, financial advisors, bankers and other appropriate consultants and advisors who have a need to know such information and are informed of their obligation to hold such information confidential to the same extent as is applicable to the Parties and in respect of whose failure to comply with such obligations, BWXT or PGG, as the case may be, will be responsible or (ii) to the extent any member of the RemainCo Group or the SpinCo Group is compelled to disclose any such Confidential Information by judicial or administrative process or, in the opinion of legal counsel, by other requirements of Law. Notwithstanding the foregoing, in the event that any demand or request for disclosure of Confidential Information is made pursuant to clause (ii) above, BWXT or PGG, as the case may be, shall promptly notify the other of the existence of such request or demand and shall provide the other a reasonable opportunity to seek an appropriate protective order or other remedy, which both Parties will cooperate in seeking to obtain. In the event that such appropriate protective order or other remedy is not obtained, the Party who is being compelled to disclose (or whose Group member is being compelled to disclose) shall, and shall cause the applicable members at its Group to, furnish, or cause to be furnished, only that portion of such Confidential Information that is legally required to be disclosed.

Section 9.2 As used in this Article 9, “Confidential Information” shall mean all proprietary, technical or proprietary, operational information (including Know-How and proprietary information relating to the ages, birth dates, social security numbers, health-related matters or other confidential matters concerning employees or former employees) of one Party or members of its Group which, prior to or following the Distribution Time, has been disclosed by BWXT or members of the RemainCo Group, on the one hand, or PGG or members of the SpinCo Group, on the other hand, to, or otherwise has come into the possession of, the other Group, including pursuant to the technical assistance and technology transfer provisions of Article VI hereof or any other provision of this Agreement (except to the extent that such information can be shown to have been (a) in the public domain through no fault of such Party (or, in the case of BWXT, any other member of the RemainCo Group or, in the case of PGG, any other member of the SpinCo Group) or (b) later lawfully acquired from other sources by the Party (or, in the case of BWXT, such member of the RemainCo Group or, in the case of PGG, such member of the SpinCo Group) to which it was furnished; provided, however, in the case of (b) that such sources did not provide such information in breach of any confidentiality obligations), or (c) independently developed by employees or agents of such Party who had no access, direct or indirect, to such information provided by the other Party.

(a) Each Party shall use the Confidential Information only as permitted pursuant to this Agreement and shall not disclose any Confidential Information to any Third Party unless permitted pursuant to this Agreement. Each Party shall exercise the same degree of care to protect and maintain the confidentiality of the Confidential Information received from the other Party hereunder (but no less than a reasonable degree of care) as they take to preserve confidentiality for their own similar information. Without limiting the foregoing, each Party will take commercially reasonable efforts to implement and maintain comprehensive security protocols to protect and maintain the confidentiality of the Confidential Information received from the other Party hereunder, including, without limitation, implementing administrative, technical, digital, electronic and physical security strategies and access restrictions to protect Confidential Information.

ARTICLE X

MISCELLANEOUS

Section 10.1 Authority. Each of the Parties represents to the other that (a) it has the corporate or other requisite power and authority to execute, deliver and perform this Agreement, (b) the execution, delivery and performance of this Agreement by it has been duly authorized by all necessary corporate or other actions, (c) it has duly and validly executed and delivered this Agreement to be executed and delivered on or prior to the Effective Date, and (d) this Agreement is legal, valid and binding obligations, enforceable against it in accordance with their respective terms subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting creditors’ rights generally and general equity principles.

Section 10.2 Entire Agreement. This Agreement and the Schedules referenced herein or therein or attached hereto or thereto, constitute the entire agreement and understanding between the Parties with respect to the subject matter hereof and supersedes all prior written and oral and all contemporaneous oral agreements and understandings with respect to the subject matter hereof.

Section 10.3 Binding Effect; Third-Party Beneficiaries; Assignment. Except as expressly set forth in Section 5.10 and except for the Affiliates of the Parties, which are intended to be third party beneficiaries hereunder, this Agreement does not and is not intended to confer any rights or remedies upon any Person other than the Parties. This Agreement shall inure to the benefit of and be binding upon the Parties and their respective successors and permitted assigns. This Agreement may not be assigned by either Party, except with the prior written consent of the other Party.

Section 10.4 Amendment. No change or amendment may be made to this Agreement except by an instrument in writing signed on behalf of both of the Parties.

Section 10.5 Failure or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of either Party in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty, covenant or agreement contained herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement or the Schedules attached hereto are cumulative to, and not exclusive of, any rights or remedies otherwise available.

Section 10.6 Notices. Unless otherwise expressly provided herein, all notices, claims, certificates, requests, demands and other communications hereunder shall be in writing and shall be deemed to be duly given (i) when personally delivered or (ii) if mailed by registered or certified mail, postage prepaid, return receipt requested, on the date the return receipt is executed or the letter is refused by the addressee or its agent or (iii) if sent by overnight courier which delivers only upon the signed receipt of the addressee, on the date the receipt acknowledgment is executed or refused by the addressee or its agent or (iv) if sent by facsimile or electronic mail, on the date confirmation of transmission is received (provided that a copy of any notice delivered pursuant to this clause (iv) shall also be sent pursuant to clause (i), (ii) or (iii)), addressed to the attention of the addressee’s General Counsel at the address of its principal executive office or to such other address or facsimile number for a Party as it shall have specified by like notice.

Section 10.7 Counterparts. This Agreement, including the Schedules and Exhibits hereto and the other documents referred to herein, may be executed in multiple counterparts, each of which when executed shall be deemed to be an original but all of which together shall constitute one and the same agreement.

Section 10.8 Severability. If any term or other provision of this Agreement or the Schedules attached hereto is determined by a nonappealable decision by a court, administrative agency or arbitrator to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to either Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the court, administrative agency or arbitrator shall interpret this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the fullest extent possible. If any sentence in this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

Section 10.9 Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the substantive laws of the State of Delaware, without regard to any conflicts of law provisions thereof that would result in the application of the laws of any other jurisdiction.

Section 10.10 Construction. This Agreement shall be construed as if jointly drafted by PGG and BWXT and no rule of construction or strict interpretation shall be applied against either Party. The Parties represent that this Agreement is entered into with full consideration of any and all rights which the Parties may have. The Parties have relied upon their own knowledge and judgment and upon the advice of the attorneys of their choosing. The Parties have had access to independent legal advice, have conducted such investigations they and their counsel thought appropriate, and have consulted with such other independent advisors as they and their counsel deemed appropriate regarding this Agreement and their rights and asserted rights in connection therewith. The Parties are not relying upon any representations or statements made by any other Party, or such other Party’s employees, agents, representatives or attorneys, regarding this Agreement, except to the extent such representations are expressly set forth or incorporated in this Agreement. The Parties are not relying upon a legal duty, if one exists, on the part of the other Party (or such other Party’s employees, agents, representatives or attorneys) to disclose any information in connection with the execution of this Agreement or its preparation, it being expressly understood that neither Party shall ever assert any failure to disclose information on the part of the other Party as a ground for challenging this Agreement.

Section 10.11 Performance. Each Party shall cause to be performed, and hereby guarantees the performance of, all actions, agreements and obligations set forth herein to be performed by any Subsidiary or Affiliate of such Party.

[INTENTIONALLY LEFT BLANK]

WHEREFORE, the Parties have signed this Agreement effective as of the date first set forth above.

BABCOCK & WILCOX POWER GENERATION GROUP, INC.

By:	/s/ Jenny L. Apker
Name:	Jenny L. Apker
Title:	Vice President and Treasurer

BWXT FOREIGN HOLDINGS, LLC

By:	/s/ David S. Black
Name:	David S. Black
Title:	Treasurer

Schedule 1.1(e)

SpinCo Core Field; RemainCo Core Field

SpinCo Core Field means:

1.	Ownership and/or operation of power generation facilities fired with combustible fossil fuels (e.g., coal, coal slurry, oil or natural gas), biomass, municipal solid waste or concentrated solar energy through tower based solar thermal conversion systems, in each case for the provision of power, other than maintenance and operation services performed as part of overall facility operation and management contracts for domestic or foreign government agencies or entities (including but not limited to NNSA, NASA, DOD, DOE, as well as United Kingdom NDA or MOD sites).

2.	Design, development, research, engineering, procurement, fabrication, analysis, manufacture, construction, installation, supply, marketing, sale, lease, rent, commissioning, training, delivery, inspection, testing of, support, operations, inspection, maintenance, upgrade, repair, refurbishment, rebuilding, replacement, modification, repowering/fuel switching, relocation, localization, or other services, including project management, construction project management or consultation, plant, system or component licensing, siting support or consultation, environmental, safety, health, laboratory analysis, engineering studies, field engineering services, nondestructive testing, evaluation or analytical services, metallographic analysis, consulting services, troubleshooting, failure analysis, cleaning, upgrading, tooling, or decommissioning related to:

(a).	Fired steam generators encompassing fossil fuel boilers which are fueled by combustible fossil fuels (e.g., coal, coal slurry, oil or natural gas) or support subsystems, equipment or components thereof, including fuel drying, fuel feed, pulverizers, burners, combustion systems, grates, pressure parts, air heaters, fans, boiler cleaning systems, ash systems, valves, controls & diagnostics, oxycombustion systems, condensing heat exchangers used in connection with such fired steam generators, other than maintenance and operation services performed as part of overall facility operation and management contracts for domestic or foreign government agencies or entities (including but not limited to NNSA, NASA, DOD, DOE, as well as United Kingdom NDA or MOD sites).

(b).	Fired steam generators encompassing waste fuel boilers which are fueled by combustible waste fuels (e.g., carbon monoxide, biomass, black liquor, municipal solid waste (MSW) or refuse-derived fuel (RDF)) or support subsystems, equipment or components thereof, including fuel drying, fuel feed, pulverizers, burners, combustion systems, grates, pressure parts, air heaters, fans, boiler cleaning systems, ash systems, valves, controls & diagnostics, oxycombustion systems, condensing heat exchangers used in connection with such fired steam generators, other than maintenance and operation services performed as part of overall facility operation and management contracts for domestic or foreign government agencies or entities (including but not limited to NNSA, NASA, DOD, DOE, as well as United Kingdom NDA or MOD sites).

(c).	Gasifier systems which partially convert fossil or waste fuels (e.g., coal, oil, natural gas or biomass) to syngas and support subsystems, equipment or components thereof, including fuel drying, fuel feed, pulverizers, burners, combustion systems, gasifiers, heat exchangers used in connection with such gasifier systems, pressure parts, boiler cleaning systems, ash systems, valves, controls & diagnostics, other than maintenance and operation services performed as part of overall facility operation and management contracts for domestic or foreign government agencies or entities (including but not limited to NNSA, NASA, DOD, DOE, as well as United Kingdom NDA or MOD sites).

(d).	Tower-based solar thermal conversion systems which are enabled by solar energy and support subsystems, equipment or components thereof, including receiver system, pressure parts, molten salt or particle systems (e.g., heat exchangers specifically for tower-based solar thermal conversion systems enabled by solar energy or associated pumps or tanks), valves, controls or diagnostics, other than maintenance and operation services performed as part of overall facility operation and management contracts for domestic or foreign government agencies or entities (including but not limited to NNSA, NASA, DOD, DOE, as well as United Kingdom NDA or MOD sites).

(e).	The following specific unfired heat exchangers Turbine Exhaust Gas boilers (10K2), Heat Recovery Steam Generation Boilers (10K22), Water Tube Waste Heat Boilers Two Drum (Stirling Types) (1K4), 3 Drum Waste Heat Recovery Boiler (1K4), Water Tube Waste Heat “H” Stirling Boiler (1K4), Water Tube Long Drum (LD) boiler (1K4), CO boiler (1K26), Waste Heat (WH) (1K4), Oxygen Convertor Hoods (1K44), Gas Tube (FT) boilers (1K46), FM boilers (1K239), FO boilers (1K2311), Struthers Wells type EOR boiler as defined by the existing specific referenced design standards, or support subsystems, equipment or components thereof, including pressure parts, cleaning systems, valves, controls or diagnostics, other than maintenance and operation services performed as part of overall facility operation and management contracts for domestic or foreign government agencies or entities (including but not limited to NNSA, NASA, DOD, DOE, as well as United Kingdom NDA or MOD sites).

(f).	Chemical looping conversion systems which are fueled by combustible fossil fuels (e.g., coal, coal slurry, oil or natural gas) and which produce an energy output of steam, CO2, H2 or syngas or support subsystems, equipment or components thereof, including fuel feed, pulverizers, reactors, pressure parts, air heaters, fans, boiler cleaning systems, ash systems, valves, controls or diagnostics, other than maintenance and operation services performed as part of overall facility operation and management contracts for domestic or foreign government agencies or entities (including but not limited to NNSA, NASA, DOD, DOE, as well as United Kingdom NDA or MOD sites).

(g).	Pulverized coal injection systems for use in connection with steel production or support subsystems, equipment or components thereof, including pulverizers, pressurization systems, tanks, valves, controls or diagnostics, other than maintenance and operation services performed as part of overall facility operation and management contracts for domestic or foreign government agencies or entities (including but not limited to NNSA, NASA, DOD, DOE, as well as United Kingdom NDA or MOD sites).

(h).	Heat transfer surface cleaning systems and support subsystems, equipment and components thereof (other than said systems related to or utilized in connection with nuclear fueled systems and expressly excluding nuclear steam generators), including sootblowers (air, steam, water or sonic), related valve or piping systems, sprayers, controls (basic, intelligent) or diagnostics, other than maintenance and operation services performed as part of overall facility operation and management contracts for domestic or foreign government agencies or entities (including but not limited to NNSA, NASA, DOD, DOE, as well as United Kingdom NDA or MOD sites).

(i).	Ash handling systems or support subsystems, equipment or components thereof, including mechanical conveyors (wet or dry), pneumatic conveyors (wet, dry, dilute, or dense phase), ash conditioning, tanks, valves, specialty piping, controls or diagnostics, other than maintenance and operation services performed as part of overall facility operation and management contracts for domestic or foreign government agencies or entities (including but not limited to NNSA, NASA, DOD, DOE, as well as United Kingdom NDA or MOD sites).

(j).	Industrial pulverizer or grinding equipment systems or support subsystems (other than said systems or support subsystems related to or utilized in connection with nuclear fuel manufacturing or processing), other than maintenance and operation services performed as part of overall facility operation and management contracts for domestic or foreign government agencies or entities (including but not limited to NNSA, NASA, DOD, DOE, as well as United Kingdom NDA or MOD sites).

(k).	Drying and/or coating systems utilizing continuous and/or batch flow dryer/oven equipment for industrial processes, including but not limited to various production lines (e.g., roll fed, sheet fed, coating, drying or web handling), dryers and/or ovens (e.g., air flotation dryers or ovens, roll support dryers, infrared dryers, ultraviolet dryers, microwave or radio frequency), coating line auxiliary equipment, festoon and catenary style ovens, valves and material handling systems, other than maintenance and operation services performed as part of overall facility operation and management contracts for domestic or foreign government agencies or entities (including but not limited to NNSA, NASA, DOD, DOE, as well as United Kingdom NDA or MOD sites).

(l).	Utility emissions control systems used in connection with combustion power generation systems, which are designed to remove nitrogen oxides (e.g., SCR or SNCR), sulfur oxides (e.g., WFGD, SDA, CDS, DSI, or others), particulates (e.g., dry ESP, wet ESP, fabric filter or cyclonic), carbon dioxide (e.g., scrubber systems), hydrocarbons, or air toxics (e.g., Sb, Be, Cd, Cr, Co, Pb, Mn, Ni, (SO2)3, HF, Hg, P, Se, Cd, As, or HCl (or other acid gases)), HAPS, dioxins, furans or others) and/or subsequent energy or waste recovery or associated subsystems, equipment or components thereof, including valves, other than maintenance and operation services performed as part of overall facility operation and management contracts for domestic or foreign government agencies or entities (including but not limited to NNSA, NASA, DOD, DOE, as well as United Kingdom NDA or MOD sites).

(m).	Wastewater treatment systems (i) that process wastewater derived from combustion power generation and municipal solid waste (“MSW”) systems, including without limitation FGD dewatering systems or zero liquid discharge (ZLD) systems, or associated subsystems, equipment or components thereof, including valves or (ii) that process wastewater as part of or ancillary to the systems set forth in SpinCo Core Field 2(k), 2(l) or 2(n), in each case other than maintenance and operation services performed as part of overall facility operation and management contracts for domestic or foreign government agencies or entities (including but not limited to NNSA, NASA, DOD, DOE, as well as United Kingdom NDA or MOD sites).

(n).	Industrial emission control, gas cleaning and/or conditioning, or liquids purification and/or recovery systems (other than said systems set forth in RemainCo Core Field 1(m)), including SCR, SNCR, WFGD, SDA, CDS, DSI, other scrubbers, dry ESP, wet ESP, fabric filter, cyclonic, solvent recovery systems, biological abatement systems, solvent distillation systems (including waste water treatment), evaporative gas conditioning and cooling systems or regenerative thermal (and other) oxidation systems or associated subsystems, equipment or components thereof, including valves, for the removal of nitrogen oxides, sulfur oxides, particulates, carbon dioxide, hydrocarbons, or air toxics (e.g., Sb, Be, Cd, Cr, Co, Pb, Mn, Ni, (SO2)[3], HF, Hg, P, Se, As, Cd, HCl (or other acid gases)), HAPS, dioxins, furans, others) and/or subsequent energy or waste recovery, other than maintenance and operation services performed as part of overall facility operation and management contracts for domestic or foreign government agencies or entities (including but not limited to NNSA, NASA, DOD, DOE, as well as United Kingdom NDA or MOD sites).

(o).	Hybrid power generation systems or associated equipment where renewable energy sources are combined with a combustible fossil fuel (e.g., coal, coal slurry, oil or natural gas) or combustible waste fuel (e.g., carbon monoxide, biomass, black liquor, MSW or RDF) primary energy source, other than maintenance and operation services performed as part of overall facility operation and management contracts for domestic or foreign government agencies or entities (including but not limited to NNSA, NASA, DOD, DOE, as well as United Kingdom NDA or MOD sites).

3.	Engineering procurement, construction, installation, supply, lease, commissioning, training, delivery, inspection, testing of, support, operations, maintenance, upgrade, repair, refurbishment, rebuilding, replacement, modification, relocation, project management, construction management, technical advice, construction consultation, siting support or consultation, environmental services or consultation, safety, health, troubleshooting, cleaning, upgrading and tooling of balance of plant for power generation facilities fired with combustible fossil fuels (e.g., coal, coal slurry, oil or natural gas) and pulp and paper facilities, other than maintenance and operation services performed as part of overall facility operation and management contracts for domestic or foreign government agencies or entities (including but not limited to NNSA, NASA, DOD, DOE, as well as United Kingdom NDA or MOD sites).

RemainCo Core Field means:

1.

Design, development, research, engineering, procurement, fabrication, analysis, manufacture, construction, installation, supply, marketing, sale, lease, rent, commissioning, training, delivery, inspection, testing of, support, operations, inspection, maintenance, upgrade, repair, refurbishment, rebuilding, replacement, modification, repowering/fuel switching, relocation, localization, or other services, including project management, construction project management or consultation, plant, system or component licensing, siting support or consultation, environmental, safety, health, laboratory analysis, engineering studies, field engineering services, nondestructive testing, evaluation or analytical services, metallographic analysis, consulting services, troubleshooting, failure analysis, cleaning, upgrading, tooling, or decommissioning, related to:

(a).	Nuclear facilities and nuclear reactor plants, nuclear reactor systems, nuclear reactors, including all thermal reactors (including all heavy-water and light-water reactors), all water cooled reactors, all liquid metal cooled reactors (including sodium cooled reactors), gas cooled reactors (including helium, carbon dioxide and nitrogen) and molten salt reactors, breeder reactors, traveling wave reactors, high temperature reactors, small modular nuclear reactors, medical isotope reactors and components thereof and all Generation I, Generation II, Generation III and all advanced reactors, including and Generation IV reactors and iterations thereof regardless of design, and hybrid power generation systems and associated equipment where renewable energy sources are combined with a nuclear primary energy source.

(b).	Support systems and subsystems, equipment and components of nuclear systems and nuclear reactors, including, reactor coolant systems, reactor protection, control and instrumentation systems, reactor auxiliary and safety systems, balance of plant systems, reactor vessel closure heads, reactor and other pressure vessels and internals, reactor coolant pumps, stators and motors, reactor fuel channels, feeders and related components, steam generators, reactor control rod drive mechanisms and other reactor electro-mechanical equipment and controls therefore, specialized tooling and inspection systems, heat exchangers, pressurizers, primary and secondary piping, valves and pumps, spent fuel and other nuclear fuel and nuclear material storage and shipping, nuclear waste containers and related systems, audio/visual systems, steam generator tube inspection systems, repair, modification and stabilization systems, tube plugging and tube removal systems.

(c).	Nuclear fuel and nuclear fuel components, including enrichment and any related components, assembly, nuclear fuel plant processes, manufacturing systems and processes and systems for the chemical processing of radiological materials, fuel core and fuel bearing precision components, fuel powder, sources, targets, targets for medical isotope production and industrial isotope production, targets for research and analysis in research reactors, graphite reflectors and control rods, poisons and other special nuclear materials for development and manufacturing of fuel components for pebble bed and other reactors.

(d).	Electro-mechanical devices related to or used in commercial, research, government, military and other nuclear facilities, reactors or vessels and associated subsystems, equipment and components thereof.

(e).	Advanced power systems for space applications and associated subsystems, equipment and components thereof.

(f).	Nuclear and non-nuclear propulsion systems for naval (U.S. and foreign) submarines and aircraft carriers and associated subsystems, equipment and components thereof, including all aftermarket, replacement and repair parts, components and equipment for existing naval submarines and aircraft carriers.

(g).	Nuclear propulsion systems for naval (U.S. and foreign) vessels other than submarines and aircraft carriers and associated subsystems, equipment and components thereof, including aftermarket, replacement and repair parts, components and equipment for such existing vessels.

(h).	Single crystal composite and ceramic materials for use in nuclear, defense, space and aerospace applications and subsystems, equipment and components thereof

(i).	High energy physics equipment, including electro-magnetic storage devices, power conversion and conditioning systems, superconducting materials and plasma energy systems, and, in each case, subsystems and components thereof, excluding energy storage systems that store kinetic energy using a rotating mass with low friction losses and deliver the stored energy via power electronics that convert kinetic to electrical energy using electrical equipment typical for that type of service.

(j).	Ordnance components, subsystems and components thereof.

(k).	Unfired heat exchangers where the applicable heat source energy input is derived from the release and/or use of nuclear energy or support subsystems, equipment or components thereof, including pressure parts, cleaning systems, valves, controls or diagnostics.

(l).	Wastewater treatment systems that process wastewater derived from the release and/or use of nuclear energy and subsystems, equipment and components thereof

(m).	Emission control systems related to nuclear fuel manufacture or fabrication, storage of nuclear materials and waste and nuclear powered systems and subsystems, equipment and components thereof.

2.	Chemical and physical processing, storage and decontamination of and other management, operations, safety, security, emergency management, remediation and technical services related to radiological materials (including highly enriched uranium, low enriched uranium, natural uranium, fissile material and transuranic material), including receipt, storage, inspection, characterization, dissolution, recovery and purification, downblending, recycling, scrap recovery and processing and related research, development, engineering and analysis.

3.	Developing and providing services related to security (including direct security services as well as training, consulting and similar services) for new or existing commercial, research, government, military and other facilities or vessels, including tactical security, security training, IT security, development of security processes, fitness for duty and government compliance (both contractual compliance) and in connection with NRC or other applicable licensing requirements.

4.

Provide facility operation and maintenance services, including production and program management, maintenance (including maintenance and service of fossil fired and renewable power generation systems performed as part of overall facility operation and management contracts), operation, environmental health and safety, security, emergency management, wastewater treatment, remediation and abatement, decontamination and decommissioning material storage and disposition and other related technical services, to domestic or foreign agencies (including but not limited to NNSA, NASA, DOD, DOE as well as United Kingdom NDA or MOD sites) and commercial entities related to critical infrastructure, nuclear, non-nuclear and biological activities such as nuclear operations of reactors and reactor facilities, laboratory (including national laboratories) and other facility operations, weapons production, refurbishment, storage and stockpile management, component

(including centrifuge) manufacturing, medical and industrial isotope development and manufacture, and Chemical Laboratory Analysis Capability by SEM, Mass Spectrometer and similar equipment, excluding the provision of the foregoing services for solely standalone power generation facilities fired with combustible fossil fuels, biomass or municipal solid waste or concentrated solar energy through tower based solar thermal conversion systems For the avoidance of doubt, the foregoing does not include the design, manufacture, installation, supply, sale and supply of hardware, including entire systems, within the SpinCo Core Field (including, without limitation, the systems set forth in SpinCo Core Field 2(k), 2(l), 2(m) and 2(n)) to domestic or foreign agencies or commercial entities.

For the avoidance of doubt, the following are not included in the SpinCo Core Field or the RemainCo Core Field:

Design, development, research, engineering, procurement, fabrication, analysis, manufacture, construction, installation, supply, marketing, sale, lease, rent, commissioning, training, delivery, inspection, testing of, support, operations, inspection, maintenance, upgrade, repair, refurbishment, rebuilding, replacement, modification, repowering/fuel switching, relocation, localization, or other services, including project management, construction project management or consultation, plant, system or component licensing, siting support or consultation, environmental, safety, health, laboratory analysis, engineering studies, field engineering services, nondestructive testing, evaluation or analytical services, metallographic analysis, consulting services, troubleshooting, failure analysis, cleaning, upgrading, tooling, or decommissioning related to the following:

(a).	Un-fired heat exchangers other than those identified in SpinCo Core Field 2(e) or unfired heat exchangers where the applicable heat source energy input is derived from the release and/or use of nuclear energy, and support subsystems, equipment and components thereof, including pressure parts, cleaning systems, valves, controls, diagnostics, repair equipment and services.

(b).	Production of hydrogen by other high temperature processes.

(c).	Non-nuclear propulsion systems for naval (U.S. and foreign) vessels other than submarines and aircraft carriers, and associated subsystems equipment and components thereof, including aftermarket, replacement and repair parts, components and equipment for such existing vessels.

(d).	Non-naval (i.e., commercial marine) propulsion systems and associated subsystems, equipment and components thereof, including aftermarket, replacement and repair parts, components and equipment for existing systems.

Schedule 1.1(i)

Specific RemainCo Field; Specific SpinCo Field

“Specific SpinCo Field” means the design, development, research, engineering, procurement, fabrication, analysis, manufacture, construction, installation, supply, marketing, sale, lease, rent, commissioning, training, delivery, inspection, testing of, support, operations, inspection, maintenance, upgrade, repair, refurbishment, rebuilding, replacement, modification, repowering/fuel switching, relocation, localization, or other services, including project management, construction project management or consultation, plant, system or component licensing, siting support or consultation, environmental, safety, health, laboratory analysis, engineering studies, field engineering services, nondestructive testing, evaluation or analytical services, metallographic analysis, consulting services, troubleshooting, failure analysis, cleaning, upgrading, tooling, or decommissioning, related to heat exchangers specifically for tower-based solar thermal conversion systems enabled by solar energy and support subsystems, equipment or components thereof, including pressure parts, cleaning systems, valves, controls or diagnostics.

“Specific RemainCo Field” means the design, development, research, engineering, procurement, fabrication, analysis, manufacture, construction, installation, supply, marketing, sale, lease, rent, commissioning, training, delivery, inspection, testing of, support, operations, inspection, maintenance, upgrade, repair, refurbishment, rebuilding, replacement, modification, repowering/fuel switching, relocation, localization, or other services, including project management, construction project management or consultation, plant, system or component licensing, siting support or consultation, environmental, safety, health, laboratory analysis, engineering studies, field engineering services, nondestructive testing, evaluation or analytical services, metallographic analysis, consulting services, troubleshooting, failure analysis, cleaning, upgrading, tooling, or decommissioning, related to:

(a).	Nuclear facilities and nuclear reactor plants, nuclear reactor systems, nuclear reactors, including all thermal reactors (including all heavy-water and light-water reactors), all water cooled reactors, all liquid metal cooled reactors (including sodium cooled reactors), gas cooled reactors (including helium, carbon dioxide and nitrogen) and molten salt reactors, breeder reactors, traveling wave reactors, high temperature reactors, small modular nuclear reactors, medical isotope reactors and components thereof and all Generation I, Generation II, Generation III and all advanced reactors, including and Generation IV reactors and iterations thereof regardless of design, and hybrid power generation systems and associated equipment where renewable energy sources are combined with a nuclear primary energy source.

(b).

Support systems and subsystems, equipment and components of nuclear systems and nuclear reactors, including, reactor coolant systems, reactor protection, control and instrumentation systems, reactor auxiliary and safety systems, balance of plant systems, reactor vessel closure heads, reactor and other pressure vessels and internals, reactor coolant pumps, stators and motors, reactor fuel channels, feeders and related components, steam generators, reactor control rod drive mechanisms and other reactor electro-mechanical equipment and controls therefore, specialized tooling and inspection systems, heat exchangers, pressurizers, primary and secondary piping, valves and pumps, spent fuel and other nuclear fuel and nuclear material storage and shipping, nuclear waste containers and related systems, audio/visual systems, steam generator tube inspection systems, repair, modification and stabilization systems, tube plugging and tube removal systems.

(c).	Nuclear fuel and nuclear fuel components, including enrichment and any related components, assembly, nuclear fuel plant processes, manufacturing systems and processes and systems for the chemical processing of radiological materials, fuel core and fuel bearing precision components, fuel powder, sources, targets, targets for medical isotope production and industrial isotope production, targets for research and analysis in research reactors, graphite reflectors and control rods, poisons and other special nuclear materials for development and manufacturing of fuel components for pebble bed and other reactors.

(d).	Naval nuclear propulsion systems and associated subsystems, equipment and components thereof, including aftermarket, replacement and repair parts, components and equipment for existing systems.

The company agrees to furnish supplementally a copy of any omitted exhibit or schedule to the Commission upon request.